SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 31, 2014

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34261 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation.

On October 31, 2014, Evolving Systems, Inc. (“Evolving Systems” or the “Company”) entered into an amendment to the Loan and Security Agreement with East West Bank extending the maturity date on its $5.0 million revolving credit facility to October 22, 2016 (the “Revolving Facility”). The Revolving Facility bears interest at the greater of 2.75% or the U.S. Prime Rate minus one half of one percent (0.5%). Prime Rate was 3.25% as of October 31, 2014.  The Revolving Facility is secured by all assets of Evolving Systems, including a pledge, subject to certain limitations with respect to stock of foreign subsidiaries, of the stock of the existing and future direct subsidiaries of Evolving Systems.  There is no mandated borrowing required against the Revolving Facility.  To take an advance under the Revolving Facility, the Company must have a balance of $3.0 million in cash on deposit and have quarterly net income and a specified ratio of current assets to current liabilities, as defined in the Revolving Facility.  The Revolving Facility requires the Company to pay an annual credit facility fee of $10,000.  All accrued interest on outstanding borrowings under the Revolving Facility is paid monthly, with any outstanding balance due with a final maturity of October 22, 2016.  As of the date of this report, there was no borrowing outstanding under this Revolving Facility.

The Revolving Facility includes Negative Covenants that place restrictions on the Company’s ability to, among other things:  incur additional indebtedness; create liens or other encumbrances on assets; make loans, enter into letters of credit, guarantees, investments and acquisitions; sell or otherwise dispose of assets; cause or permit a change of control; merge or consolidate with another entity; make negative pledges; enter into affiliate transactions; and change the nature of its business materially.

Outstanding amounts under the Revolving Facility may be accelerated by notice from East West Bank upon the occurrence and continuance of certain events of default, including without limitation:  payment defaults, breach of covenants beyond applicable grace periods, breach of representations and warranties, bankruptcy and insolvency defaults, and the occurrence of a material adverse effect (as defined). Acceleration is automatic upon the occurrence of certain bankruptcy and insolvency defaults.

Text of Agreements.  The full text of the Amendment to the Revolving Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K.  The full text of the original Revolving Facility was attached as Exhibit 10.1(a) to the Company’s Current Report on Form 8-K filed with the SEC on October 25, 2012.  The foregoing descriptions are qualified in their entirety by reference to such exhibit.

Item 9.01  Financial Statements and Exhibits.

d)  Exhibits. The following exhibit is filed with this report.

Exhibit Number	Description
10.1	Amendment to Loan and Security Agreement between Evolving Systems, Inc. and East West Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 6, 2014.

EVOLVING SYSTEMS, INC.

By:	/s/ DANIEL J. MOORHEAD
Daniel J. Moorhead
Vice President of Finance & Administration